Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (No. 33-55624, No. 33-93186, and No. 33-96474, all of which were filed on
Form S-8 pertaining to various benefit plans sponsored by Tracor, Inc.)
of our report dated June 21, 1996, with respect to the financial statements and schedules of the Tracor, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

Austin, Texas
June 27, 1996                  /s/ Ernst & Young, LLP